UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2022

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FORZA INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

406 9th Avenue, Suite 130

San Diego, California 92101

Tel: (702) 205-2064

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2022, Forza Innovations Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Sustainable Origins Inc. (“Sustainable”), whereby the Company acquired 100% of the shares of Sustainable in exchange for 600,000 shares of the Company, a cash payment of $17,000 and the payment of certain initial expenses, thereby making Sustainable a wholly-owned subsidiary of the Company. Sustainable is in the business of used cooking oil recycling and has recently entered into an asset purchase agreement with Oil Industries, Inc. of North Carolina to acquire certain assets related to the used cooking oil business.

The two former sole shareholders, who were the sole officers and directors of Sustainable, will stay on to lead Sustainable. Alexander Mackenzie Stone will be Sustainable’s President and Aloysius Keith Callaghan will be Sustainable’s Chief Executive Officer. Johnny Forzani, our President, has been elected a director of Sustainable along with Mr. Callaghan.

Alexander Mackenzie Stone completed his Bachelor of Business in Supply Chain from Mt. Royal in Calgary, Alberta in 2015. In 2017, Mr. Stone worked as a Supply Chain Analyst at Gordon Food. From 2018 to 2020, he worked as a Supply Chain Analyst at Tenaris Global Solutions. At Tenaris, Mr. Stone managed a high quantity of high value items such as oil & gas piping across several countries and coordinated with the international teams and facilities to produce, ship and receive them at both Tenaris and customer yards. He also helped manage the development of a new software system to track day to day orders/shipments, managed the closure of a yard, and oversaw the reapplication of old materials in the Mexican plant. From 2020, Mr. Stone has been President of Sustainable.

Aloysius Keith Callaghan studied business administration from 2011 to 2016 at the UBC Okanagan. From 2018 to 2019, Mr. Callaghan played professional basketball in China and worked in new business development for Eb2 Global in Shenzhen, China. Mr. Callaghan’s introduction to the biofuel realm came from 2019 to 2020 with Canada Biodiesel, a private company for which he was a part owner. He was able to individually operate, service and do quality control on a batch system biodiesel process. This process included dewatering, pre-refining, injecting chemical formulas into waste oils, and filtering them through a cold clear filtration system which converted the oil into certified ASTM 6751 level biodiesel (low carbon fuel). Mr. Callaghan as able, at a small scale, master the transesterification chemistry necessary to transform different waste and vegetable oils into EPA approved level fuel. He attained the Bio-based diesel Validation certification in Alberta. Since 2020, Mr. Callaghan has worked as Chief Executive Officer of Sustainable.

The shares issued to Mr. Stone and Mr. Callaghan were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Mr. Stone and Mr. Callaghan are each not a U.S. person, as defined in Regulation S, and are not acquiring the securities for the account or benefit of a U.S. person.

Alexander Mackenzie Stone and Mr. Aloysius Keith Callaghan will serve as Sustainable’s officer and director until their duly elected successor is appointed or they resign. There are no arrangements or understandings between Mr. Alexander Mackenzie Stone and Mr. Aloysius Keith Callaghan and any other person pursuant to which they were selected as an officer and director. There are no family relationship between Alexander Mackenzie Stone, Aloysius Keith Callaghan and any of our other officers or directors. Alexander Mackenzie Stone and Mr. Aloysius Keith Callaghan have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of Forza Innovations Inc. (the “Company”) titled “Forza Innovations Inc. Acquisition of Sustainable Origins”.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
99.1	Forza Innovations Inc. Press Release dated March 3, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORZA INNOVATIONS INC.

Date: March 3, 2022	By:	/s/ Johnny Forzani
Johnny Forzani, President & C.E.O.

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